Exhibit 10(u)

Alberto-Culver Company

Summary of Salaries of Named Executive Officers

Name	Title	Annual Salary as of 9/30/2005	Change	New Annual Salary	Effective Date of Change
Carol L. Bernick	Chairman of the Board	$650,000	$0	$650,000	N/A
Howard B. Bernick	President and Chief Executive Officer	$1,550,000	$0	$1,550,000	N/A
William J. Cernugel	Senior Vice President and Chief Financial Officer	$390,000	$12,000	$402,000	1/1/2006
Michael H. Renzulli	Chairman, Sally Beauty Company, Inc.	$650,000	$0	$650,000	N/A
V. James Marino	President, Alberto-Culver Consumer Products Worldwide	$475,000	$75,000	$550,000	1/1/2006